Exhibit 99.2

Blue Water Biotech Appoints Dr. Neil J. Campbell as President and CEO and Bruce Harmon as CFO

Veteran Life Sciences Executives Bring Extensive Public Company Operating Experience to Leadership Team

CINCINNATI, Oct. 10, 2023 – Blue Water Biotech Inc. (Nasdaq: BWV), which is focused on developing and commercializing transformational therapies to address significant global health challenges, today announced the appointments of Dr. Neil J. Campbell as President and CEO and Bruce Harmon as CFO, effective immediately. Dr. Campbell has also joined the Company’s board of directors.

Dr. Campbell has more than 35 years of experience with public and private companies focused on biopharmaceuticals, health technologies, nanotechnologies, artificial intelligence and super-computing. He has held leadership positions with IGEN International, now Roche; Celera Genomics; and Abbott Laboratories. In addition, he has worked as a venture capital partner and private equity advisor. He currently serves as chairman of Mosaigen®, a commercial development company, and Patriax Industries™, a protective device company.

James Sapirstein, Blue Water Biotech’s Lead Independent Director, said, “Neil is an exceptional businessman and leader who is well-suited for Blue Water Biotech. He has the proven ability to help us continue the Company’s transformation to maximize shareholder value. This involves the evaluation of our current programs as well as the identification of new opportunities. We are fortunate to have him at the helm of the Company.”

Dr. Campbell, added, “I am energized by this opportunity that involves market-ready commercial assets. My priority is to work with the team to build a company that brings important medicines to market and, at the same time, increase shareholder value. Furthermore, I am pleased with the addition of Bruce as our CFO. He has worked with me many times over the years. Bruce will be a key member of our team, and his appointment reflects our commitment to put forth the strongest, most experienced leadership group to drive the Company forward.

Prior to joining Blue Water Biotech, Dr. Campbell was president, CEO and a director of Marizyme Inc. He also founded and served as chairman and CEO of Celios®, a respiratory device company that was acquired by a private investment group. Prior to this, Dr. Campbell was the co-founder, president and CEO of Helomics, a personalized healthcare company focused on next-generation oncology and immune therapeutics and diagnostics. This company was acquired by a private equity investor. Dr. Campbell also held senior executive positions with SuperNova Diagnostics, EntreMed Pharmaceuticals and Life Technologies.

Dr. Campbell has been a faculty member at Johns Hopkins University and Medical Institutes, Hong Kong University of Science and Tech, University of Liverpool, University of Baltimore and Duquesne University. He earned a bachelor of science degree from Norwich University, a master’s degree and MBA from Webster University, and a doctorate from the University of Liverpool.

Mr. Harmon has more than 40 years of experience in financial positions with life sciences companies and various other industries. He replaces Jon Garfield, who has left the company. Mr. Harmon has served in a variety of roles, including chief financial officer, controller, chief executive officer and audit committee chairman.

Immediately prior to joining Blue Water Biotech, he was an independent consultant who served in the outsourced CFO capacity for multiple publicly traded companies since 2008.

During this time, Mr. Harmon was CFO of Marizyme Inc., the CFO of bioAffinity Technologies Inc. and a director of Dale Biotech LLC. Through his consulting business, Lakeport Business Services Inc., he worked with numerous companies. He has extensive experience with fundraising, public offerings, mergers and acquisitions, and turnarounds. Earlier in his career, he was a member of a team that, at the invitation of the Environmental Programmé, presented a green building product to delegates at the United Nations. He earned a bachelor of science degree in accounting from Missouri State University.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market and other conditions, risks related to Blue Water’s ability to realize the benefits of its products, risks related to Blue Water’s ability to expand its business scope, commercialize and integrate the assets and commercial operations being acquired, into Blue Water’s business; risks related to Blue Water’s ability to attract, hire and retain skilled personnel and establish an effective sales team; risks related to Blue Water’s ability to establish, maintain and optimize key third party commercial collaboration); risks related to the Company’s present need for capital to close its asset acquisitions, commercially launch the Company’s acquired products and have adequate working capital; risks related to the development of Blue Water’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; risks related to the timing and progress of clinical development of our product candidates; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any commercial-stage pharmaceutical product or any product candidate under clinical development, there are significant risks in the development, regulatory approval, and commercialization of pharmaceutical products. Blue Water does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Blue Water’s Annual Report on Form 10-K, filed with the SEC on March 9, 2023, and periodic reports filed with the SEC on or after the date thereof. All of Blue Water’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:
Blue Water Media Relations
Telephone: (646) 942-5591
Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:
Blue Water Investor Relations
Email: investors@bwbioinc.com

For more information about Blue Water, visit www.bwbioinc.com